EXHIBIT 3.70

ARTICLES OF INCORPORATION

OF

SEALY MATTRESS COMPANY OF FORT WORTH

We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

The name of the corporation is SEALY MATTRESS COMPANY OF FORTH WORTH.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the corporation is organized are:

To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is Five Thousand (5,000) of the par value of One Dollar ($1.00) each.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).

ARTICLE SIX

The street address of its initial registered office is Republic National Bank Building, c/o CT Corporation System, Dallas, Texas 75201, and the name of its initial registered agent at such address is CT CORPORATION SYSTEM.

ARTICLE SEVEN

The number of directors of the corporation may be fixed by the bylaws.

The number of directors constituting the initial board of directors is Three (3) and the name and address of each person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:

NAME	ADDRESS
Ernest M. Wuliger
Allan M. Unger
Frank J. Cerralvo

ARTICLE EIGHT

The names and addresses of the incorporators are:

NAME	ADDRESS
Anthony J. Poli
Michael P. Nakon
Gil S. Apelis

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ARTICLE NINE

No shareholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such price as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

IN WITNESS WHEREOF, we have hereunto set our hands, this 17th day of November, 1975.

/s/ Anthony J. Poli
Anthony J. Poli

/s/ Michael P. Nakon

/s/ Gil S. Apelis
Gil S. Apelis

3

STATE OF OHIO	)
) SS.
COUNTY OF CUYAHOGA	)

I, Joyce Butcho, a notary public do hereby certify that on this 17th day of November, 1975, personally appeared before me, Anthony J. Poli, Michael P. Nakon and Gil S. Apelis, who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

/s/ Joyce Butcho
Notary Public

(Notary Seal)

SEALY MATTRESS COMPANY OF FORT WORTH

ARTICLES OF AMENDMENT

ARTICLE ONE

The name of the corporation is SEALY MATTRESS COMPANY OF FORTH WORTH.

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted on August 24, 1982.

Article one is amended to read:

“The name of the corporation is OHIO-SEALY MATTRESS MANUFACTURING CO.—FORT WORTH.”

ARTICLE THREE

The number of shares of the corporation outstanding and entitled to vote at the time of such adoption was 5,000.

ARTICLE FOUR

The number of shares voted for such amendment was 5,000: no shares voted against such amendment.

/s/ Ronald E. Trzcinski
Ronald E. Trzcinski, President

/s/ Perry E. Doermann
Perry E. Doermann, Secretary

Sworn 8/25/82 to:
(date)

/s/ Michael S. Golenberke
Notary Public

(SEAL)

To the Secretary of State

        of the State of Texas:

CT Corporation System, as the registered agent for the domestic and foreign corporations named on the attached list submits the following statement for the purpose of changing the registered office for such corporations, in the State of Texas:

1.	The name of the corporation is See attached list

2.	The post office address of its present registered office is Republic National Bank Building, c/o CT Corporation System, Dallas, Texas 75201

3.	The post office address to which its registered office is to be changed is 1601 Elm Street, c/o CT Corporation System, Dallas, Texas 75201

4.	The name of its present registered agent is CT CORPORATION SYSTEM

5.	The name of its successor registered agent is CT CORPORATION SYSTEM

6.	The Post office address of its registered office and the post office address of the business office of its registered agent, as changed, will be identical.

7.	Notice of this change of address has been given in writing to each corporation named on the attached list 10 days prior to the date of filing of this certificate.

Dated January 6, 1985

CT CORPORATION SYSTEM

By:	/s/ Virginia Colvell
Its Vice President

STATE OF NEW YORK	)

COUNTY OF NEW YORK	)

I, Regina M. Dunn a notary public, do hereby certify that on this 27th day of December 1984, personally appeared before me Virginia Colvell who being by me first duly sworn, declared that she is the Vice President of CT Corporation System, that she signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.

/s/ Regina M. Dunn
Notary Public

OHIO – SEALY MATTRESS MANUFACTURING CO. – FT. WORTH

AMENDMENTS TO ARTICLES OF INCORPORATION

ARTICLE ONE

The name of the corporation is OHIO – SEALY MATTRESS MANUFACTURING CO. – FT. WORTH.

The following amendment to the Articles of Incorporation was adopted December 29, 1999 by the Board of Directors of Ohio-Sealy Mattress Manufacturing Co.-Ft. Worth which stated that no shares were exchanged or issued.

Article One is amended to read:

The name of the corporation is “SEALY TEXAS MANAGEMENT, INC.”

ARTICLE TWO

The street address of its initial registered office is Republic National Building, c/o CT Corporation System, Dallas, Texas 75201 and the name of its initial registered agent at such address is CT CORPORATION SYSTEM.

Article Six is amended to read:

“The street address of its registered office and agent is CT Corporation Trust Company, 350 N. ST. Paul Street, Dallas, Texas 75201”.

/s/ Kenneth L. Walker
Kenneth L. Walker
Secretary